Exhibit 4.1

AMENDED AND RESTATED

BYLAWS

OF

FCSTONE GROUP, INC.

(adopted October 9, 2006)

ARTICLE I

OFFICES AND RECORDS

1.1 Corporate Offices. The principal office of the Corporation shall be located at any place within or without the State of Iowa as designated by the Corporation and on file with the Iowa Secretary of State. The Corporation may have such other corporate offices and places of business anywhere within or without the State of Iowa as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.2 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Iowa shall be as determined from time to time by the Board of Directors and on file in the appropriate public offices of the State of Iowa pursuant to applicable provisions of law.

1.3 Books, Accounts and Records, and Inspection Rights. The books, accounts and records of the Corporation, except as otherwise required by the laws of the State of Iowa, may be kept outside of the State of Iowa, at such place or places as the Board of Directors may from time to time designate. Subject to the requirements of applicable law, the Board of Directors shall determine whether, to what extent and the conditions upon which the Corporation’s stock ledger, the list of its stockholders, and its other books, accounts and records, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect the stock ledger, the stockholder list, or any book, account or record of the Corporation, except as conferred by law or by resolution of the stockholders or Directors.

ARTICLE II

STOCKHOLDERS

2.1 Place of Meetings. All meetings of the stockholders shall be held at the offices of the Corporation in the City of West Des Moines, State of Iowa, or at such other place either within or without the State of Iowa as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. An annual meeting of the stockholders of the Corporation shall be held on the second Tuesday in January of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meeting, the stockholders shall elect directors and shall transact such other business as may properly come before the meeting as provided in Bylaw 2.11. Each director shall be elected to serve until the expiration of his or her term of office as provided for in Bylaw 3.1 and his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

2.3 Special Meetings. Special meetings of the stockholders may be held for any purpose or purposes specified in the Corporation’s notice of meeting, unless otherwise prescribed by statute or by the Amended and Restated Articles of Incorporation. Only such business shall be conducted at a special meeting as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting and therefore no stockholder may submit a proposal for consideration at a special meeting of stockholders, except as may be permitted by the last sentence of Bylaw 2.11(f); provided, however, that if the special meeting is called for the purpose of electing directors, a stockholder may nominate a candidate or candidates, subject to compliance with the provisions of Bylaw 2.11(c). Except as otherwise required by law and subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, by the President of the Corporation, by the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors, or by the holders of shares of the Corporation’s having not less than the percentage of votes specified in Section 490.702 of the Iowa Business Corporation Act entitled to be cast on any issue upon compliance with the requirements of that Section.

The “call” and the “notice” of any such meeting shall be deemed to be synonymous.

2.4 Notice. Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder of record of the Corporation entitled to vote at such meeting, either personally or by mail, not less than ten (10) days nor more than sixty (60) days prior to the meeting. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholders’ address as it appears on the records of the Corporation.

2.5 Waiver of Notice. Whenever any notice is required to be given to any stockholder under any law, the Amended and Restated Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to notice (to the extent a waiver by electronic transmission is permitted by the laws of the State of Iowa), whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Amended and Restated Articles of Incorporation, these Bylaws or the laws of the State of Iowa.

2.6 Meeting Procedures. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer in a manner consistent with Section 490.708 of the Iowa Business Corporation Act. The Board of Directors shall appoint two or more Inspectors of Election to serve at every meeting of the stockholders at which Directors are to be elected, which inspectors shall comply with Section 490.729 of the Iowa Business Corporation Act.

2.7 Quorum; Voting Requirements; Adjourned Meetings. The holders of a majority of the outstanding shares of stock entitled to vote at any meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise provided by law, by the Amended and Restated Articles of Incorporation or by these Bylaws. In all matters other than the election of directors, the affirmative vote of a majority in amount of stock of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the Amended and Restated Articles of Incorporation or by these Bylaws. Directors shall be elected by a plurality of the votes present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the election of directors.

If the holders of a majority of the outstanding shares of stock entitled to vote are not present in person or represented by proxy, at a meeting of stockholders, the holders of a majority of the stock present in person or represented by proxy at such meeting shall have power successively to adjourn the meeting from time to time to another time, date and place. When a meeting is adjourned to another time, date and place, notice need not be given of the adjourned meeting if the time, date and place of such adjourned meeting are announced at the meeting at which such adjournment is taken, except as otherwise provided by the laws of the State of Iowa. At such adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 Proxies. Each stockholder having the right to vote at a meeting of stockholders may personally vote or may authorize another person or persons to act for such stockholder by proxy appointed by an instrument in writing executed by such stockholder or by means of electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder, except as otherwise provided by the laws of the State of Iowa. No proxy shall be voted or acted upon after eleven months from its date unless the proxy shall provide for a longer period.

2.9 Voting.

(a) Unless otherwise provided in the Business Corporation Act of Iowa, the Amended and Restated Articles of Incorporation, these Bylaws or resolutions adopted by the Board of Directors in accordance with the Business Corporation Act of Iowa, each stockholder shall have one vote for each share of stock entitled to vote at such meeting registered in the name of such stockholder on the books of the Corporation.

(b) Shares of stock of the Corporation owned directly or indirectly by another corporation shall not be voted at any meeting except as permitted by law if a majority of the shares entitled to vote for election of directors of such other corporation are held directly or indirectly by the Corporation.

(c) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a stockholder of the Corporation, the Corporation, acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the stockholder. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a stockholder of the Corporation, the Corporation, acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the stockholder as permitted by Section 490.724 of the Iowa Business Corporation Act. The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent of the Corporation authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the stockholder. The Corporation and its officer or agent who accept or reject a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of Section 490.724 of the Iowa Business Corporation Act are not liable in damages to the stockholder for the consequences of the acceptance or rejection. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under Section 490.724 of the Iowa Business Corporation Act is valid unless a court of competent jurisdiction determines otherwise.

(d) At all meetings of stockholders the voting shall be by ballot, including the election of directors. If authorized by the Board of Directors and except as otherwise provided by the laws of the State of Iowa, any requirement for a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

2.10 Stockholders’ Lists; Stock Ledger.

(a) Promptly after a record date has been established for each meeting of stockholders, the Secretary or an Assistant Secretary, who shall have charge of the stock ledger, shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting which is the subject of such notice, at the principal office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

(b) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required under Bylaw 2.10(a) or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

2.11 Nomination of Directors and Presentation of Business at Stockholder Meetings.

(a) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record entitled to vote at the meeting at the time of the giving of notice provided for in this Bylaw 2.11, who is entitled to vote thereon at the meeting and who complied with the notice procedures set forth in this Bylaw 2.11.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Bylaw 2.11(a)(iii), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and the business that such stockholders proposes to bring before the meeting must be a proper matter for stockholder action under the Iowa Business Corporation Act. To be timely, a stockholder’s notice for nominations and for all other business to be brought before the meeting must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than one hundred twenty (120) days in advance of the date of the Corporation’s proxy statement released to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that no annual meeting of stockholders was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director: (A) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote in the election of directors at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) the name and address of such stockholder, as it appears on the Corporation’s books, and of the beneficial owner (as such term is defined in Section 3(b) of Article IX of the Corporation’s Amended and Restated Articles of Incorporation), if any, on whose behalf the nomination is made; (D) the class and number of shares of the Corporation’s capital stock that are owned beneficially (with such term having a meaning correlative with that of beneficial owner in Section 3(b) of Article IX of the Corporation’s Amended and Restated Articles of Incorporation) and of record by the nominating stockholder and each nominee proposed by such stockholder; (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (F) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 C.F.R. § 240.14a-1 et seq.) as then in effect under the Securities Exchange Act of 1934, as amended (“Exchange Act”), had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (G) the consent of each nominee to serve as a director of the Corporation if so elected. As to any other business that the stockholder proposes to bring before the meeting, such stockholder’s notice to the Secretary shall set forth as to each matter: (I) a brief description of the business desired to be brought before the annual meeting; (II) a representation that such stockholder is a holder of record of stock entitled to vote on the business proposed by such stockholder and intends to appear in person or by proxy at the meeting to present the proposed business to be brought before the meeting; (III) the name and address of the stockholder proposing such business, as it appears on the Corporation’s books, and of the beneficial owner (as such term is defined in Section 3(b) of Article IX of the Corporation’s Amended and Restated Articles of Incorporation), if any, on whose behalf the business is proposed; (IV) the class and number of shares of the Corporation’s capital stock that are owned beneficially (with such term having a meaning correlative with that of beneficial owner in Section 3(b) of Article IX of the Corporation’s Amended and Restated Articles of Incorporation) and of record by the stockholder; (V) the reason for conducting such business at the meeting and any material interest of the stockholder or such beneficial owner in such business; and (VI) all other information with respect to each such matter as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 C.F.R. § 240.14a-1 et seq.) as then in effect under the Exchange Act, had proxies been solicited by the Board of Directors with respect thereto. Notwithstanding anything in this Bylaw 2.11(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred forty (140) days in advance of the date of the Corporation’s proxy statement released to stockholders in connection with the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders with regard to which the Board of Directors has determined that directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder who is a stockholder of record at the time of the giving of notice provided for in this Bylaw 2.11, who is entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in the last sentence of this Bylaw 2.11(c). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice setting forth the information required by Bylaw 2.11(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw 2.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw 2.11. The chairman of the meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw 2.11 and, if any proposed nomination or business is not in compliance with this Bylaw 2.11, to declare that such defective nominations or proposal shall be disregarded.

(e) For purposes of this Bylaw 2.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(f) Notwithstanding the foregoing provisions of this Bylaw 2.11, (i) if any class of series of stock has the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, such directors shall be nominated and elected pursuant to the terms of such class of series of stock; and (ii) a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 2.11. To the extent Bylaw 2.11 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of stockholders to request inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, such rule shall prevail.

ARTICLE III

BOARD OF DIRECTORS

3.1 Number; Staggered Terms.

(a) Until changed by the Board of Directors as hereinafter provided, the number of directors to constitute the Board of Directors shall be ten (10). Subject to the Amended and Restated Articles of Incorporation, the Board of Directors shall have the power to change the number of directors by resolution adopted by a majority of the whole Board (including by resolution of the whole Board providing for the issuance of one or more series of Preferred Stock granting the holders thereof with the right, voting by itself as a series or together with other series of Preferred Stock as a class, to elect one or more directors). Unless otherwise provided for in the Amended and Restated Articles of Incorporation, directors need not be stockholders of the Corporation or residents of the State of Iowa and need not satisfy any other qualifications. As used in these Bylaws, the terms “whole Board” and “whole Board of Directors” mean the total number of directors which the Corporation would have if there were no vacancies.

(b) In accordance with Article VIII of the Corporation’s Amended and Restated Articles of Incorporation and Section 490.806 of the Iowa Business Corporation Act, the members of the Board of Directors, other than those who may be elected by the holders of the Preferred Stock or series thereof, shall be divided into three classes (to be designated as Class I, Class II and Class III), as nearly equal in number as the then total number of directors constituting the whole Board of Directors permits, with the terms of office of one class expiring each year. With respect to the persons serving on the Board of Directors as of October 9, 2006, Mr. Rolland Svoboda, Mr. Dave Reinders and Mr. Kenneth Hahn hereby are named as Class I directors to hold office for a term expiring at the annual meeting of stockholders for the 2006 fiscal year held in 2007 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal; Mr. Eric Parthemore, Mr. Jack Friedman and Mr. David Andresen hereby are named as Class II directors to hold office for a term expiring at the annual meeting of stockholders for the 2007 fiscal year held in 2008 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal; and Mr. Bruce Krehbiel, Mr. Tom Leiting, Mr. Brent Bunte and Mr. Doug Derscheid hereby are named as Class III directors to hold office for a term expiring at the annual meeting of stockholders for the 2008 fiscal year held in 2009 and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their respective successors shall be duly elected and qualified or until their respective earlier resignation or removal.

3.2 Powers of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws and the Amended and Restated Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation, and do all such lawful acts and things, that are not by statute or by the Amended and Restated Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.3 Meetings of the Newly Elected Board. The first meeting of the members of each newly elected Board of Directors shall be held immediately following and at the same place as the meeting of stockholders, for the purpose of electing officers and for the consideration of any other business that may properly be brought before the meeting. No notice of the meeting to the directors shall be necessary to legally constitute the meeting, provided a quorum shall be present. If, however, a quorum shall not be present, the first meeting of the members of each newly elected Board of Directors shall be held at such time and place as shall be consented to in writing by a majority of the directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in Bylaw 3.4(b) with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice.

Every director of the Corporation, upon such director’s election, shall qualify by accepting the office of director, and such director’s attendance at, or written approval of the minutes of, any meeting of the Board subsequent to such election shall constitute such director’s acceptance of such office; or such director may execute such acceptance by a separate writing, which shall be placed in the minute book.

3.4 Notice of Meetings; Waiver of Notice.

(a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Iowa as shall from time to time be fixed by resolution adopted by the whole Board of Directors. Any business may be transacted at a regular meeting.

(b) Special Meetings.

(i) Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President, and shall be called by the Secretary on the written request of a majority of the directors in office. The place may be within or without the State of Iowa as designated in the notice.

(ii) Written notice of each special meeting of the Board of Directors, stating the place, date and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director at least three (3) days before the day on which the meeting is to be held, or shall be sent to the director by telegram, or delivered to the director personally, at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon addressed to the director at the director’s residence or usual place of business. If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company. The notice may be given by any person having authority to call the meeting.

(iii) “Notice” and “call” with respect to such meetings shall be deemed to be synonymous.

(c) Waiver of Notice. Whenever any notice is required to be given to any director under any law, the Amended and Restated Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the director entitled to notice, or a waiver by electronic transmission by the person entitled to notice (to the extent a waiver by electronic transmission is permitted by the laws of the State of Iowa), whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because it was not lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the directors or members of a committee of directors need be specified in any waiver of notice unless so required by the Amended and Restated Articles of Incorporation or these Bylaws. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all directors shall be present.

3.5 Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Amended and Restated Articles of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by that means shall constitute presence in person at such meeting.

3.6 Action Without a Meeting. Unless otherwise restricted by the Amended and Restated Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission (to the extent a consent by electronic transmission is not prohibited by the laws of the State of Iowa) and each such writing or electronic transmission is filed with the minutes of proceedings of the Board or of such committee.

3.7 Quorum; Voting Requirements.

(a) Unless otherwise required by law, the Amended and Restated Articles of Incorporation or these Bylaws, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

(b) If at least one-third of the total number of directors is present at any meeting at which a quorum is not present, a majority of the directors present at such meeting shall have power successively to adjourn the meeting from time to time to a subsequent date, without notice to any director other than announcement at the meeting at which the adjournment is taken. At such subsequent session of the adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting which was adjourned. If the adjournment is for more than thirty (30) days, a notice of the subsequent session of the adjourned meeting shall be given each director.

3.8 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class (specifically excluding directorships created in a certificate of designation adopted by the Board of Directors pursuant to Article V of the Amended and Restated Articles of Incorporation with respect to shares of any series of Preferred Stock for which the holders of such shares have the exclusive election rights, and any vacancies in such directorships) may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless it is otherwise provided in the Amended and Restated Articles of Incorporation or these Bylaws, and any director so chosen shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or removal. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Amended and Restated Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If there are no directors in office, then an election of directors may be held in the manner provided by statute. No decrease in the number of directors shall shorten the term of any incumbent director.

3.9 Committees.

(a) The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees consisting of one or more directors of the Corporation and serving at the pleasure of the Board, with each such committee having such lawfully delegable powers and duties as the Board thereby confers. The creation of any committee and the delegation thereto of the authority herein granted does not alone constitute compliance by a director with the standards of conduct described in Section 490.830 of the Iowa Business Corporation Act. Among other committees designated by the Board, the Corporation shall have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and may have an Executive Committee and one or more other committees.

(i) Audit Committee. The purpose of the Audit Committee is to assist the Board of Directors in overseeing the integrity of the Corporation’s financial statements and financial reporting processes, external auditor’s engagement, independence and performance, internal audit, accounting, and control functions with regards to financial reporting and compliance by the Corporation with legal and regulatory requirements. The Audit Committee shall have such responsibilities as are set forth in a charter approved by the Board of Directors. The Audit Committee shall be comprised of three or more directors, each of whom is independent of the management of the Corporation and are free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the committee. Each member of the committee shall hold office until his successor has been duly elected, or until his resignation or removal from the Audit Committee by the Board of Directors, or until he otherwise ceases to be a director. Any member of the Audit Committee may be removed from the committee by resolution adopted by a majority of the whole Board of Directors. Vacancies in the committee may be filled by the Board of Directors at any meeting thereof.

(ii) Compensation Committee. The purpose of the Compensation Committee is to review and approve the Corporation’s compensation and benefit programs, ensure the competitiveness of these programs, and advise the Board of Directors on the development of and succession for senior executive officers. The Compensation Committee shall have such responsibilities as are set forth in a charter approved by the Board of Directors. The Compensation Committee shall be comprised of three or more directors, each of whom is independent of the management of the Corporation and are free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the committee. Each member of the committee shall hold office until his successor has been duly elected, or until his resignation or removal from the Compensation Committee by the Board of Directors, or until he otherwise ceases to be a director. Any member of the Compensation Committee may be removed from the committee by resolution adopted by a majority of the whole Board of Directors. Vacancies in the committee may be filled by the Board of Directors at any meeting thereof.

(iii) Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is (A) to identify individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board and to recommend to the Board proposed nominees for Board membership and election at the next annual meeting of stockholders, (B) to recommend to the Board directors to serve on each standing committee of the Board, (C) to lead the Board in its annual review of the Board’s performance, (D) to develop and recommend to the Board a set of corporate governance guidelines, and (E) to take a leadership role in shaping the corporate governance of the Corporation. The Nominating and Corporate Governance Committee shall have such responsibilities as are set forth in a charter approved by the Board of Directors. The Nominating and Corporate Governance Committee shall be comprised of three or more directors, each of whom is independent of the management of the Corporation and are free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the committee. Each member of the committee shall hold office until his successor has been duly elected, or until his resignation or removal from the Nominating and Corporate Governance Committee by the Board of Directors, or until he otherwise ceases to be a director. Any member of the Nominating and Corporate Governance Committee may be removed from the committee by resolution adopted by a majority of the whole Board of Directors. Vacancies in the committee may be filled by the Board of Directors at any meeting thereof.

(iv) Executive Committee. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an Executive Committee of the Board, and may, by like action, abolish the same at any time. If created, the Executive Committee shall be comprised of three (3) members who shall consist of the Chairman of the Board, Vice Chairman of the Board and, if appointed from among the members of the Board of Directors, the Treasurer, or if the Treasurer is not a member of the Board of Directors, then one additional member of the Board of Directors designated by the Board of Directors to serve on the Executive Committee. The Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, the Executive Committee shall not possess and may not exercise the power of the Board of Directors to:

a.	Declare or authorize any dividends or other distributions to stockholders;

b.	Approve or propose the adoption or approval by stockholders of any matter required by applicable law to be adopted or approved by stockholders;

c.	Fill any vacancy on the Board of Directors or on any of its committees;

d.	Adopt, amend or repeal any provision of the Certificate of Incorporation;

e.	Adopt, amend or repeal any provision of these Bylaws;

f.	Adopt or approve a plan of merger not requiring stockholder approval;

g.	Authorize or approve the reacquisition by the Corporation of any shares of its capital stock, except pursuant to a formula or method prescribed by the Board of Directors; or

h.	Authorize or approve the issuance or sale, or any contract for the issuance or sale, of any shares of the Corporation’s capital stock, or the designation and relative rights, preferences and limitations of any class or series of capital stock, except as may be done within limits specifically prescribed by the Board of Directors.

(v) Other Committees. The Board of Directors may from time to time create and appoint other committees with one or more members as it deems desirable. Each additional committee shall bear the designation, have the powers and perform any duties, which are not inconsistent with the Amended and Restated Articles of Incorporation or these Bylaws or with law, as may be assigned to it by the Board of Directors.

(b) The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless otherwise provided by the Amended and Restated Articles of Incorporation, these Bylaws or the charter or Board resolution designating a committee, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c) Any committee, to the extent provided in the resolution of the Board of Directors designating such committee, in the applicable committee charter or in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board of Directors with respect to (i) amending the Corporation’s Amended and Restated Articles of Incorporation, (ii) approving or recommending to stockholders any type or form of Business Combination (as defined in Section 3(c) of Article IX of the Corporation’s Amended and Restated Articles of Incorporation), (iii) approving or recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (iv) adopting, amending or repealing the Bylaws, (v) declaring a dividend or making any other distribution to the stockholders, (vi) authorizing the issuance of stock otherwise than pursuant to the grant or exercise of a stock option under employee stock options of the Corporation or in connection with a public offering of securities registered under the Securities Act of 1933, (vii) authorizing or approving any reacquisition of stock, except according to a formula or method prescribed by the Board of Directors, (ix) filling any vacancy on the Board of Directors or on any committee of the Board of Directors, (x) appointing any member of any committee of the Board of Directors, unless the resolution, the charter, these Bylaws or the Amended and Restated Articles of Incorporation expressly so provides, or (xi) approving or proposing to the stockholders any action that the Iowa Business Corporation Act requires be approved by stockholders.

(d) All committees so appointed shall, unless otherwise provided by the Board of Directors, keep regular minutes of the transactions at their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation and shall report the same to the Board of Directors at its next meeting. The Secretary or an Assistant Secretary of the Corporation may act as secretary of the committee if the committee so requests.

3.10 Compensation. Unless otherwise restricted by law, the Amended and Restated Articles of Incorporation or these Bylaws, the Board of Directors may, by resolution, fix the compensation to be paid directors for serving as directors of the Corporation and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the Board of Directors and may provide for reimbursement of expenses incurred by directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving regular compensation therefor. Members of standing or temporary committees may be allowed similar compensation for attending standing or temporary committee meetings.

3.11 Resignation and Removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time specified therein or shall take effect upon receipt thereof by the Corporation if no time is specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Unless otherwise specified in and required by the Iowa Business Corporation Act, directors may be removed only in the manner provided in the Corporation’s Amended and Restated Articles of Incorporation.

3.12 Reliance on Records. A director, or a member of any committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

OFFICERS

4.1 Designations.

(a) The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board of Directors shall elect a President and a Secretary at its first meeting after each annual meeting of the stockholders. The Board then, or from time to time, may also elect one or more of the other prescribed officers as it may deem advisable, but need not elect any officers other than a President and a Secretary. The Board may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the Corporation.

(b) Officers of the Corporation need not be members of the Board of Directors. Any two or more offices may be held by the same person.

(c) An officer shall be deemed qualified when entering upon the duties of the office to which such officer has been elected or appointed and furnishes any bond required by the Board of Directors; but the Board may also require such officer’s written acceptance and promise faithfully to discharge the duties of such office.

4.2 Term of Office. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of such officer’s election or appointment, or until such officer’s death, resignation or removal by the Board, whichever first occurs. In any event, each officer of the Corporation who is not reelected or reappointed at the annual election of officers by the Board next succeeding such person’s election or appointment shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of such person’s election or appointment.

4.3 Other Agents. The Board of Directors from time to time may appoint such other agents for the Corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall have such titles and such duties, powers, responsibilities and authorities as shall be determined from time to time by the Board or by an officer empowered by the Board to make such determinations.

4.4 Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

4.5 Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board to the Chairman of the Board, the President or a committee. Salaries and compensation of all appointed officers, agents and employees of the Corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same may be fixed, increased or decreased by the President or such other officer or officers as may be empowered by the Board of Directors to do so.

4.6 Delegation of Authority to Hire, Discharge and Designate Duties. The Board of Directors from time to time may delegate to the Chairman of the Board, the President or other officer or executive employee of the Corporation, authority to hire and discharge and to fix and modify the duties and salary or other compensation of employees of the Corporation under the jurisdiction of such person, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

4.7 Chairman of the Board and Vice Chairman.

(a) If a Chairman of the Board is elected, such person shall preside at all meetings of the stockholders and directors at which the Chairman of the Board may be present and shall have such other duties, powers, responsibilities and authorities as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other power, responsibility and authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President or other officer, as the Board may from time to time determine, and, to the extent permissible by law, the Board may designate the Chairman of the Board as the chief executive officer of the Corporation with all of the duties, powers, responsibilities and authorities otherwise conferred upon the President of the Corporation under Bylaw 4.8, or the Board may, from time to time, divide the duties, powers, responsibilities and authorities for the general control and management of the Corporation’s business and affairs between the Chairman of the Board and the President.

(b) In the absence or disability of the Chairman of the Board or in the event of the Chairman of the Board’s inability or refusal to act, the Vice Chairman of the Board may perform the duties and exercise the powers of the Chairman of the Board until the Board of Directors otherwise provides. The Vice Chairman of the Board shall perform such other duties and have such other power, responsibility and authority as the Board of Directors may from time to time prescribe.

4.8 President.

(a) Unless the Board of Directors otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive duties, powers, responsibilities and authorities of supervision and management as are usually vested in the office of the chief executive officer of a corporation, and shall carry into effect all directions and resolutions of the Board. The President, in the absence of the Chairman of the Board or the Vice Chairman of the Board or if there is no Chairman of the Board or Vice Chairman of the Board, shall preside at all meetings of the stockholders and of the Board.

(b) The President may execute all bonds, notes, debentures, mortgages and other contracts requiring the seal of the Corporation for and in the name of the Corporation, may cause the corporate seal to be affixed thereto, and may execute all other instruments for and in the name of the Corporation.

(c) Unless the Board of Directors otherwise provides, the President, or any person designated in writing by the President, shall have full power and authority on behalf of the Corporation to (i) attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) execute and deliver waivers of notice and proxies for and in the name of the Corporation with respect to any securities held by the Corporation.

(d) The President shall, unless the Board of Directors otherwise provides, be an ex officio member of all standing committees.

(e) The President shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

(f) If a Chairman of the Board is elected and designated as the chief executive officer of the Corporation, as provided in Bylaw 4.7, the President shall perform such duties and have such power, responsibility and authority as may be specifically delegated to the President by the Board of Directors or are conferred by law exclusively upon the President, and in the absence or disability of the Chairman of the Board or in the event of the Chairman of the Board’s inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board.

4.9 Vice Presidents. In the absence or disability of the President or in the event of the President’s inability or refusal to act, any Vice President may perform the duties and exercise the powers of the President until the Board of Directors otherwise provides. Vice Presidents shall perform such other duties and have such other power, responsibility and authority as the Board may from time to time prescribe.

4.10 Secretary and Assistant Secretaries.

(a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the Corporation. The Secretary shall perform similar duties for each standing or temporary committee when requested by the Board or such committee.

(b) The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained in the State of Iowa, or elsewhere, are so maintained.

(c) The Secretary shall keep in safe custody the seal of the Corporation, and shall have authority to affix the seal to any instrument requiring a corporate seal and, when so affixed, may attest the seal by his or her signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

(d) The Secretary shall have the general duties, powers, responsibilities and authorities of a secretary of a corporation and shall perform such other duties and have such other power, responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the chief executive officer of the Corporation, under whose direct supervision the Secretary shall be.

(e) In the absence or disability of the Secretary or in the event of the Secretary’s inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary until the Board of Directors otherwise provides. Assistant Secretaries shall perform such other duties and have such other power, responsibility and authority as the Board of Directors may from time to time prescribe.

4.11 Treasurer and Assistant Treasurers.

(a) The Treasurer shall have supervision and custody, and responsibility for the safekeeping, of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep, or cause to be kept, all other books of account and accounting records of the Corporation. The Treasurer shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board.

(b) The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board of Directors, and shall render to the chief executive officer of the Corporation and the directors whenever they may require, an account of all transactions effected by the Treasurer and of those under the Treasurer’s jurisdiction, and of the financial condition of the Corporation.

(c) The Treasurer shall have the general duties, powers, responsibilities and authorities of a treasurer of a corporation and shall, unless otherwise provided by the Board of Directors, be the chief financial and accounting officer of the Corporation. The Treasurer shall perform such other duties and shall have such other power, responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board.

(d) If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of that office and for the restoration to the Corporation, in the case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under control of the Treasurer which belong to the Corporation.

(e) In the absence or disability of the Treasurer or in the event of the Treasurer’s inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer until the Board of Directors otherwise provides. Assistant Treasurers shall perform such other duties and have other power, responsibility and authority as the Board of Directors may from time to time prescribe.

4.12 Duties of Officers May Be Delegated. If any officer of the Corporation be absent or unable to act, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers, responsibilities and authorities of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the total number of directors concurs.

ARTICLE V

LIABILITY AND INDEMNIFICATION

5.1 Limitation of Liability. To the extent permitted by the Iowa Business Corporation Act, no person shall be liable to the Corporation or its stockholders for any loss, damage, liability or expense suffered by the Corporation on account of any action taken or omitted to be taken by such person as a director or officer of the Corporation, or any such service at the request of the Corporation in a like position on behalf of any other corporation, partnership, limited liability company, joint venture, trust, or other entity, if such person (a) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation, or for such other entity, or upon statements made or information furnished by directors, officers, employees or agents of the Corporation, or of such other entity, which such person had no reasonable grounds to disbelieve.

5.2 Indemnification of Officers and Directors. Service on the Board of Directors of the Corporation, or as an officer of the Corporation, or any such service at the request of the Corporation in a like position on behalf of any other corporation, partnership, limited liability company, joint venture, trust, or other entity, is deemed by the Corporation to have been undertaken and carried on in reliance by such persons on the full exercise by the Corporation of all powers of indemnification which are granted to it under the Iowa Business Corporation Act as amended from time to time. Accordingly, the Corporation shall exercise all of its permissive powers as often as necessary and to the fullest extent possible to indemnify such persons. Such indemnification shall be limited or denied only when and to the extent that the Iowa Business Corporation Act or other applicable legal principles limit or deny the Corporation’s authority to so act. This Bylaw 5.2 and the indemnification provisions of the Iowa Business Corporation Act (to the extent not otherwise governed by controlling precedent) shall be construed liberally in favor of the indemnification of such persons. In addition, except as otherwise expressly provided by the Iowa Business Corporation Act, indemnification provided for under the Iowa Business Corporation Act shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision in the Amended and Restated Articles of Incorporation or Bylaws, agreements, vote of stockholders or disinterested directors or otherwise.

5.3 Indemnification of Employees. Employees of the Corporation who are not officers or directors and are not serving at the request of the Corporation in a like position on behalf of any other corporation, partnership, limited liability company, joint venture, trust, or other entity of the Corporation, shall be indemnified by the Corporation only if the Board of Directors determines, in its sole discretion, that such indemnification is permissible under the Iowa Business Corporation Act and that such indemnification is in the best interests of the Corporation in each particular circumstance. In the exercise of its discretion the Board of Directors will consider such factors as it deems appropriate, but ordinarily will not authorize indemnification in any circumstance when the employee seeking indemnification has incurred liability to the Corporation for such circumstance under the Corporation’s errors and deficits policy applicable to such employee.

5.4 Non-Exclusivity. The indemnification and advancement of expenses provided by this Article V shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Amended and Restated Articles of Incorporation, these Bylaws, any agreement, the vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to make additional indemnifications with respect to the same or different persons or classes of person. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise specifically provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and estate of such a person.

5.5 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation in a like position on behalf of any other corporation, partnership, limited liability company, joint venture, trust, or other entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V.

5.6 Vesting of Rights. The rights granted by this Article V shall be vested in each person entitled to indemnification hereunder as a bargained-for, contractual condition of such person’s serving or having served as a director or officer of the Corporation or serving at the request of the Corporation in a like position on behalf of any other corporation, partnership, limited liability company, joint venture, trust, or other entity and while this Article V may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this Article V with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

ARTICLE VI

STOCK

6.1 No Certificates for Shares of Stock. The shares of stock of the Corporation shall be issued without certificates as provided in Section 490.626 of the Iowa Business Corporation Act. In lieu of any share certificates the Corporation shall issue a written statement of the information required by the Iowa Business Corporation Act to be on share certificates within a reasonable time after the issuance or transfer of any shares of the Corporation’s stock. This provision shall not apply to any outstanding certificate representing shares of the Corporation’s stock until such certificate is surrendered to the Corporation. Upon the surrender of any share certificate for transfer, all shares represented by such certificate shall be reissued without a certificate as herein provided.

6.2 Transfers of Stock.

(a) Transfers of stock shall be subject to the restrictions on transfer, if any, set forth in the Amended and Restated Articles of Incorporation and in this Bylaw 6.2. Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the office of the Corporation or of the transfer agent designated to transfer the class of stock, and before a new certificate is issued with respect to a previously issued certificate, the old certificate shall be surrendered for cancellation, subject to the provisions of Bylaw 6.6. Until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.

(b) Subject to the restrictions on transfer, if any, set forth in the Amended and Restated Articles of Incorporation, the Corporation’s common stock shall be subject to restrictions on transfer as follows: (i) shares of the Corporation’s common stock may be transferred to any other holder of the Corporation’s common stock, provided that the transferee of such shares does not hold more than five percent (5%) of the issued and outstanding shares of the Corporation’s common stock after the transfer; (ii) shares of the Corporation’s common stock may be transferred to any transferee approved in advance by the Board of Directors; (iii) shares of the Corporation’s common stock issued to any Employee Stock Ownership Plan shall be transferable as provided in such Plan; and (iv) shares of the Corporation’s common stock are not otherwise transferable.

(c) The Corporation’s Preferred Stock, or any series thereof, shall be subject to such restrictions on transfer as may be specified for such shares in the certificate of designation adopted by the Board of Directors pursuant to Article V of the Amended and Restated Articles of Incorporation.

(d) The foregoing notwithstanding, restrictions on the transfer of shares of the Corporation’s stock owned by any employee stock ownership plan adopted by the Board of Directors (including shares owned by any trust created pursuant to any such employee stock ownership plan) shall be governed by the terms of such plan and the trust, and are not subject to the restrictions contained in this Bylaw 6.2.

6.3 Registered Stockholders. Only stockholders whose names are registered in the stock ledger shall be entitled to be treated by the Corporation as the holders and owners in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Iowa.

6.4 Record Date.

(a) Stockholders’ Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) Dividends and Other Distributions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.5 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of shares of stock of the Corporation (including any certificates representing such shares), not inconsistent with the laws of the State of Iowa, the Amended and Restated Articles of Incorporation and these Bylaws.

6.6 Lost Certificates. No shares of the Corporation’s stock represented by a previously issued certificate shall be transferred or redeemed until the certificate shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a transfer or redemption may occur upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing the issue of such replacement certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such allegedly lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or certificates.

ARTICLE VII

CORPORATE FINANCE

7.1 Dividends. Dividends on the outstanding shares of stock of the Corporation, subject to the provisions of the Amended and Restated Articles of Incorporation

and of any applicable law and of these Bylaws, may be declared by the Board of Directors at any meeting. Subject to such provisions, dividends may be paid in cash, in property or in shares of stock of the Corporation. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s stock might properly be purchased or redeemed.

7.2 Creation of Reserves. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Fiscal Year. The Board of Directors shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board of Directors, the fiscal year of the Corporation shall end each year on the last day of August in each year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

8.2 Corporate Seal; Facsimile Signatures. Unless otherwise provided by resolution adopted by the Board of Directors, the Corporation shall have no corporate seal. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

8.3 Depositories. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by persons designated by resolution adopted by the Board of Directors. Notwithstanding the foregoing the Board of Directors may by resolution authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board of Directors or by an authorized officer or officers as aforesaid.

8.4 Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument for, and in the name of, the Corporation, and such authority may be general or confined to specific instances.

8.5 Amendments. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, in the manner provided in the Amended and Restated Articles of Incorporation.

ARTICLE IX

EMPLOYEE STOCK OWNERSHIP PLAN

9.1 Employee Stock Ownership Plan. The Corporation may have an Employee Stock Ownership Plan, but in no event shall it acquire or at any time hold more than 20% of the issued and outstanding shares of the Corporation’s common stock.

ARTICLE X

PATRONAGE RIGHTS

10.1 Patronage. Effective as of September 1, 2004, no stockholder is or will be entitled to any rights based on membership or patronage of the Corporation on and after such date. The provisions of Article IX of the Corporation’s Bylaws, as in effect on August 31, 2004, shall remain in effect for patronage dividend distributions made by the Corporation with respect to its fiscal year ended August 31, 2004 and with respect to prior fiscal years. After August 31, 2004, those provisions shall have no effect. Section 4 of Article VIII of the Corporation’s Bylaws, as in effect on August 31, 2004, shall remain in effect for patronage dividend distributions made by the Corporation with respect to fiscal year ended August 31, 2004 and with respect to prior fiscal years. After August 31, 2004, that section shall have no effect.

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CERTIFICATE

The undersigned Secretary of FCStone Group, Inc, an Iowa corporation, hereby certifies that the foregoing Bylaws are the amended and restated Bylaws of such Corporation adopted by the board of directors of such Corporation on October 9, 2006 in accordance with Article XI of the Amended and Restated Articles of Incorporation.

Dated: October 9, 2006

/s/ Eric Parthemore
Eric Parthemore
Secretary